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                                                                      EXHIBIT 11
                                                                      ----------




                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------





Computation of diluted earnings per share under treasury stock method set forth in Statement of Financial Accounting Standards No. 128 "Earnings Per Share."










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                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                    UNDER TREASURY STOCK METHOD SET FORTH IN
    STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128 "EARNINGS PER SHARE"

                  (amounts in thousands, except per share data)



Year Ended December 31:
----------------------
                                                   1998         1997*         1996*        1995*        1994*
                                                 ---------    ---------    ---------    ---------   ----------
Weighted-average number of shares
  outstanding during year.................          16,216       16,758       16,980       16,658       17,938
Add Common Stock equivalents
      -- Incremental shares under
         stock option plans...............             697          857          620          741          125
      -- Incremental shares
         related to convertible
         preferred stock..................               -            -            -            -          454
                                                 ---------    ---------    ---------    ---------    ---------

Number of shares on which
  diluted earnings per
  share is based..........................          16,913       17,615       17,600       17,399       18,517


Net income for the year...................       $  24,045    $  17,862    $  11,080    $  10,776  $     4,797
Diluted earnings per share................       $    1.42    $    1.01    $    0.63    $    0.62  $      0.26
Basic earnings per share..................       $    1.48    $    1.07    $    0.65    $    0.65  $      0.27


* Restated to reflect a 2-for-1 stock split effective June 2, 1997.


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